EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement of our report dated February 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Exxon Mobil's Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
June 25, 2010